NETTAXI.COM

                       WEB CONTENT DISTRIBUTION AGREEMENT


This Web Content Distribution Agreement (hereinafter "Agreement") is made and entered into on this 1st day of January, 2000 by and between NETTAXI.COM. (hereinafter "Nettaxi"), a Nevada corporation with offices located at 1696 Dell Avenue Campbell, California 95008 (hereinafter "Nettaxi") and White Sand Communications, Inc., a company located at 9800D Topanga Canyon Boulevard, Suite 318, Chatsworth, California 91311 (hereinafter "Customer").

WHEREAS, Nettaxi provides a service whereby Internet content providers can distribute a variety of content through the Internet and World Wide Web, and

WHEREAS, Customer wishes to have Nettaxi distribute Content through Internet Servers using streaming technology,

NOW THEREFORE, for good and valuable consideration, the parties do hereby agree as follows:

     1.   GENERAL TERMS

          A. This document, along with the Content Management Service Order ("CMSO") agreement, shall comprise a complete and binding agreement between Content Provider and Nettaxi. Each CMSO agreement, and any amendments thereto, when dated and subscribed by Customer and Nettaxi, shall incorporate the terms and conditions of this Agreement. In the event of any conflict or inconsistency between this Agreement and the terms set forth in a CMSO agreement, the terms of the CMSO agreement shall in all cases prevail.

          B. Web Content Management services shall consist of the distribution of content provided by Customer through computer servers owned and/or operated and/or controlled by Nettaxi.

     2.   STREAM MAGIC SERVICES

          A. Content Preparation: Nettaxi shall prepare Content consisting of
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          fully encoded audio or video product  provided by Content Provider for placement on Nettaxi servers. (Encoding may also be performed by Nettaxi for an additional fee, as agreed by the parties). Customer shall provide Nettaxi with timely access to its Content as required for Nettaxi to prepare said Content and provide all services Customer has elected to receive. Customer understands and acknowledges that Nettaxi's performance depends, in part, upon Customer s assistance and cooperation in all matters pertaining to this Agreement.


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          B. Connectivity and Content  Streaming:  Utilizing  Nettaxi's servers,
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          Customer   shall  be  provided  with  Content   storage  and  Internet
          connectivity.   Customer's   content  shall  be   distributed   on  an
          "On-demand" basis on the Internet utilizing the Internet video formats specified by Customer, including, but not limited to, Microsoft(R)
          Windows  Media  Server(TM)  ("WMS"),   Real  Networks(R)  Real  Server
          ("Real"), Apple(R) QuickTime Server ("QuickTime"), Server Push and Web Page serving.

          C. Technical Support/Maintenance:  Nettaxi shall provide Customer with
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          technical  support  upon  Customer's  request and in  accordance  with
          Nettaxi's terms and conditions and any applicable fee.

     3.   LICENSES

          Customer hereby grants Nettaxi a worldwide, non-exclusive license to host, distribute, display, cache and transmit Content in connection with the Web Content Distribution Services. Nettaxi will take reasonable precautions to prevent the unauthorized reception and use of the Content while being streamed onto the Internet, which includes taking reasonable security measures to prevent unauthorized use or copying of Content by third parties not intended to receive Content.

     4.   OWNERSHIP

          Customer retains all right, title and interest in and to the Content it places with Nettaxi. Nettaxi is the Licensee authorized to provide streaming content services through the use of the licensed software, hardware, products, equipment and any other applicable intellectual properties. Nettaxi's Licensor, its heirs, successors and/or assigns retain all right, title and interest in and to all software, hardware, products, equipment and other intellectual properties created by or for Nettaxi in connection with the Web Content Distribution Services.

     5.   MARKETING AND PROMOTION

          Both Customer and Nettaxi shall have the right to create advertisements, make public announcements and press releases using each others names provided they have received prior written approval, which shall not be unreasonably withheld.

     6.   TERM OF AGREEMENT

          A. The term of this Agreement shall two(2) years unless otherwise specified in the CMSO. Either party may terminate this agreement upon thirty days (30) written notice.

          B. Following the expiration of the Term or the failure of the Parties to enter into a renewal, the services as enumerated in the then most recent CMSO shall continue in effect on a month-to-month basis upon the same terms and conditions specified herein, unless terminated by either Customer or Nettaxi upon thirty (30) days prior written notice.


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     7.   TERMINATION

          A. Either party shall have the right to terminate this agreement should the other party breach a material term or condition of this Agreement and fail to cure such breach within thirty (30) days after receipt of written notice of the breach, except in the case of failure to make timely payment to Nettaxi, which must be cured within ten (10) days of the payment due date. Nettaxi has the option, at its sole discretion, to terminate this Agreement should Customer become insolvent or the subject of bankruptcy proceedings, a receivership, liquidation or a sale for the benefit of creditors.

          B. Upon termination or expiration of the Term or any subsequent renewal, Customer agrees to do the following: (i) pay any outstanding fees within ten (10) days of termination of service; (ii) return any confidential information it has received from Nettaxi and (iii) return any equipment or supplies that are the property of Nettaxi.

     8.   DEFAULT

          A. If Customer fails to perform its obligations, or fails to pay for services rendered hereunder, Nettaxi may, at its sole option and with written notice, issue a default notice letter to Customer, demanding the default condition be cured. If the default condition is not remedied within thirty (30) days, Nettaxi may then, without the necessity of any further notice, discontinue performance and terminate this Agreement, for default, and pursue any other remedies available at law or in equity, including reimbursement of the cost of collection and reasonable attorney fees. Nettaxi's failure to exercise any of its rights hereunder shall not constitute or be construed by Customer as being a waiver of any past, present, or future right or remedy. In the case of Customer's failure to cure any default within the thirty (30) day time period, Nettaxi may discontinue any or all services for any period of time as it deems appropriate without written notice to Customer, and Nettaxi shall not deem such action a breach of this Agreement.

          B. Nettaxi may, without notice, suspend or terminate services to customer if Customer is found to be engaged in unlawful activities or upon the request to do so by any legal or governmental agencies.

     9.   PRICES AND PAYMENT TERMS

          A. Customer shall pay Stream Magic in accordance with the most current CMSO associated with this Agreement. Fees shall include, but are not limited to, an initial set up fee, monthly minimum fees, Webcast distribution fees and monthly storage fees. All payments will be made in U.S. dollars. Late payments hereunder will accrue interest at a rate of one and one-half percent (1 1/2) per month, or the highest rate allowed by applicable law, whichever is lower. If in its judgment Nettaxi determines that Customer is not creditworthy or is otherwise not financially secure, Nettaxi may, upon written notice to Customer, modify the payment terms to require assurances to secure Customer's payment obligations hereunder.


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          B. All  payments  required  by this  Agreement  are  exclusive  of all national, state, municipal or other governmental excise, sales, value-added, use, personal property, and occupational taxes, excises, withholding taxes and obligations and other levies now in force or enacted in the future, all of which Customer will be responsible for and will pay in full. Customer agrees to pay or reimburse Nettaxi for any applicable taxes that are levied based on the transactions hereunder, exclusive of taxes on income or real estate taxes. Any such charges shall be invoiced and payable within the payment terms of this
          Agreement.   Nettaxi  agrees  to  provide   Customer  with  reasonable
          documentation to support invoiced amounts applied to taxes within thirty (30) calendar days of receipt of a Customer's written request.

          C. Payments shall be due thirty (30) days from Customer's receipt of each monthly invoice. Late payment charges will be calculated based on 1.5% per month of the unpaid amount

     10.  WARRANTIES AND INDEMNIFICATION

          A. Customer warrants and represents that it owns or licenses all rights in or has the right to distribute, the Content; that the Content does not violate any trademarks, service marks or copyrights or any right of privacy or publicity or otherwise infringe upon the rights of any third party; that the Content does not violate any federal, state or local laws, statutes or rules or regulations.
          Customer shall indemnify and hold harmless Nettaxi, its officers, directors, agents, contractors and employees, from and against any and all third party claims, costs, expenses or liabilities arising from or in connection with Customer's Content. Customer further agrees to indemnify Nettaxi against Customer's acts of negligence resulting in damage to third parties.

          B. Nettaxi warrants and represents that it owns or licenses all right in and to the technology associated with the Web Content Distribution service, that, to the best of its knowledge, none of the technology it uses for its services infringes upon or the intellectual property right of any third party and that, to the best of its knowledge, the operation of the Web Content Distribution Service does not violate any applicable federal, state or local statutes, rules or regulations.

          C. EXCEPT FOR THE WARRANTIES SET FORTH HEREIN, NEITHER PARTY MAKES ANY OTHER WARRANTIES IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT, WHETHER EXPRESSED OR IMPLIED, AND DISCLAIMS ANY SUCH WARRANTIES, INCLUDING THOSE OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON - INFRINGEMENT. NETTAXI SPECIFICALLY DISCLAIMS ALL WARRANTIES THAT THE WEB CONTENT DISTRIBUTION SERVICE WILL MEET ANY STANDARD OF PERFORMANCE OR ACCURACY OR THAT IT WILL BE TIMELY OR FREE OF ERRORS.


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          D. In the event of any breach,  or reasonably  anticipated  breach, of any of the foregoing warranties, in addition to any other remedies available in law or equity, Nettaxi shall have the right, at Nettaxi's sole discretion, to suspend Web Content Distribution Services if deemed reasonably necessary by Nettaxi to prevent any harm to its business.

     11.  LIMITATION OF LIABILITIES

          A. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER OR ANY THIRD PARTY FOR SPECIAL, COLLATERAL, PUNITIVE, EXEMPLARY, INDIRECT INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF GOODWILL, LOSS OF PROFITS OR REVENUES, LOSS OF USE, INTERRUPTIONS OF BUSINESS OR CUSTOMER CLAIMS ALLEGED AS A RESULT OF TORTIOUS CONDUCT OR BREACH OF ANY OF THE PROVISIONS OF THIS AGREEMENT, EVEN IF EITHER PARTY HAS BEEN ADVISED BY THE OTHER OR ANY THIRD PARTY OF THE POSSIBILITY OF SUCH DAMAGES.

          B. THE LIABILITY OF NETTAXI FOR DAMAGES ARISING OUT OF THE SERVICES PROVIDED HEREIN, INCLUDING, WITHOUT LIMITATION, MISTAKES, OMISSIONS, INTERRUPTIONS, DELAYS, TORTIOUS CONDUCT OR ERRORS, WHETHER CAUSED BY ACTS OF COMMISSION OR OMISSION, SHALL BE LIMITED TO A PRORATED REFUND OF THE CHARGES PAID BY CLIENT FOR THE WEB CONTENT DISTRIBUTION SERVICES. THE RECEIPT OF SUCH REFUNDS SHALL BE THE SOLE REMEDY AFFORDED TO CUSTOMER.

     12.  CONFIDENTIAL INFORMATION

          A. Each party acknowledges that during the term of this Agreement it will have access to certain confidential information of the other party concerning the other party's business plans, customers, technology, financial status and products, including the terms and conditions of this Agreement ("Confidential Information"). Confidential Information will include, but not be limited to, each party's proprietary software and customer information. Each party agrees that it will not use in any way, for its own account or the account of any third party, except as expressly permitted by this Agreement, nor disclose to any third party (except as required by law or to that party's attorneys, accountants and other advisors as reasonably necessary), any of the other party's Confidential
          Information and will take reasonable precautions to protect the confidentiality of such information.


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          B. Information will not be deemed Confidential  Information  hereunder if such information: (i) is known to the receiving party prior to receipt from the disclosing party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (ii) becomes known (independently of disclosure by the disclosing party) to the receiving party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (iii) becomes publicly known or otherwise ceases to be secret or confidential, except through a breach of this Agreement by the receiving party; or (iv) is independently developed by the receiving party.

     13.  EXCUSED PERFORMANCE

          Neither Party shall be liable to the other Party under this Agreement for any failure nor delay in performance that is due to causes beyond its reasonable control, including but not limited to, acts of nature, governmental actions, fires, civil disturbances, interruptions of power, or transportation problems.

     14.  ASSIGNMENT OR TRANSFER

          Customer shall not assign or transfer the rights or obligations associated with this Agreement, in whole or in part, without Nettaxi's prior written consent.

     15.  GOVERNING LAW

          This Agreement shall be governed and construed by the laws of the State of California except as they pertain to its conflict of law provisions. The courts of the State of California, County of Los Angeles shall have jurisdiction over any legal disputes relating to or in connection with this Agreement.

     16.  RELATIONSHIP OF PARTIES

          The Parties to this Agreement shall be deemed independent contractors and neither Party shall have the right or authority to bind the other to any obligation not expressly agreed to in writing.

     17.  WAIVER

          Conduct by either party amounting to a waiver of a breach or default of any of the terms of this Agreement shall not be construed as a waiver of any subsequent breach or default.


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     18.  NOTICES

          All notices pertaining to this Agreement shall be in writing and delivered via registered mail, return receipt requested, to the addresses first written above or by facsimile or email, with a written acknowledgement of receipt.

     19.  ENTIRE AGREEMENT

          This Agreement constitutes the entire understanding between the parties and supercedes all other agreements, whether written or oral. This Agreement may not be modified except in a writing, which is signed, by both parties or their duly authorized representatives.

IN WITNESS WHEREOF the parties do hereby execute this Agreement as of the date set forth below.

NETTAXI.COM                          WHITE  SAND  COMMUNICATIONS,  INC.

By:  /s/  Dean  Rositano             By:  /s/  VALDIR MANAGERS LIMITED, DIRECTOR
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Date:  1/1/00                        Date:  1-1-00
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